Weave Announces Fourth Quarter and Full Year 2025 Financial Results

•Fourth quarter total revenue of $63.4 million, up 17.0% year over year
•Full year total revenue of $239.0 million, up 17.0% year over year
•Fourth quarter GAAP gross margin of 72.7%, up 60 basis points year over year
•Full year GAAP gross margin of 72.1%, up 70 basis points year over year
•Fourth quarter Non-GAAP gross margin of 73.3%, up 70 basis points year over year
•Full year Non-GAAP gross margin of 72.7%, up 80 basis points year over year
•Full year net cash provided by operating activities was $17.5 million, up $3.4 million year over year
•Full year free cash flow was $12.9 million, up $2.5 million year over year
LEHI, Utah—February 19, 2026 – Weave Communications, Inc. (“Weave”) (NYSE: WEAV), a leading vertical SaaS platform that delivers AI-powered patient engagement and payment solutions for small and medium-sized healthcare practices, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

“Weave delivered another strong quarter in Q4, with 17% year-over-year revenue growth, accompanied by record gross margins and operating income,” said Brett White, CEO of Weave. “As our agentic workflows expand, Weave evolves from a product practices use to an always-on teammate they rely on. We reduce administrative burden, improve conversion and collections, and free staff to focus on high-value patient care. Weave is defining the intelligent front office in healthcare, building a durable, scalable business, and delivering on our commitments. We are excited about the long-term value we are creating for both our customers and our shareholders."
Fourth Quarter 2025 Financial Highlights
•    Total revenue was $63.4 million, representing a 17.0% year-over-year increase compared to $54.2 million in the fourth quarter of 2024.
•    GAAP gross margin was 72.7%, compared to 72.1% in 2024.
•    Non-GAAP gross margin was 73.3%, compared to 72.6% in 2024.
•    GAAP loss from operations was $2.2 million, compared to $7.4 million in the fourth quarter of 2024.
•    Non-GAAP income from operations was $2.3 million, compared to $1.8 million in the fourth quarter of 2024.
•    GAAP net loss was $1.8 million, or $0.02 per share, compared to $6.7 million, or $0.09 per share, in the fourth quarter of 2024.
•    Non-GAAP net income was $2.6 million, or $0.03 per share, compared to $2.4 million, or $0.03 per share, in the fourth quarter of 2024.
•    Net cash provided by operating activities was $6.2 million, compared to $6.7 million for the fourth quarter of 2024.

•    Free cash flow was $4.4 million, compared to $6.1 million for the fourth quarter of 2024.
Full Year 2025 Financial Highlights
•    Total revenue was $239.0 million, representing a 17.0% year-over-year increase compared to $204.3 million in 2024.
•GAAP Gross Margin was 72.1% compared to 71.4% in 2024.
•Non-GAAP Gross Margin was 72.7% compared to 71.9% in 2024.
•    GAAP loss from operations was $30.6 million, compared to $31.4 million in 2024.
•    Non-GAAP income from operations was $4.1 million, compared to $0.8 million in 2024.
•    GAAP net loss was $28.1 million, or $0.37 per share, compared to $28.3 million, or $0.40 per share, in 2024.
•    Non-GAAP net income was $6.6 million, or $0.09 per share, compared to $3.9 million, or $0.05 per share, in 2024.
•    Net cash provided by operating activities was $17.5 million, up $3.4 million from net cash provided by operating activities of $14.1 million in 2024.
•    Free cash flow was $12.9 million, up $2.5 million from free cash flow of $10.4 million in 2024.
•Dollar-Based Net Retention Rate (NRR) was 93% as of December 31, 2025.
•Dollar-Based Gross Retention Rate (GRR) was 89% as of December 31, 2025.
•Cash and cash equivalents plus short-term investments was $81.7 million as of December 31, 2025.
•Added 4,628 net new customer locations in 2025, for a total of 39,625 customer locations as of December 31, 2025.
Recent Business Highlights
•    Announced a strategic partnership with CareCredit, a leading patient financing solution and a division of Synchrony Financial (NYSE: SYF), accepted at nearly 300,000 locations nationwide. Integrating CareCredit financing into Weave payment workflows helps practices reduce friction, improve case acceptance and treatment plan conversion, and enhance the patient experience by making care more affordable and accessible. The partnership reinforces Weave’s role at the center of practice workflow automation and payments.
•Announced Weave Insurance Eligibility, which leverages Robotic Process Automation (RPA) to transform dental insurance verification workflows. This solution directly addresses the significant pain points associated with both outdated Electronic Data Interchange (EDI) systems and the time-consuming manual process of logging into numerous payer websites. By providing deep, accurate, and comprehensive coverage details directly from payer portals, Insurance Eligibility helps boost practice efficiency, financial health, and patient satisfaction.
•Weave was recently selected as the American Dental Association’s (ADA) endorsed Patient Engagement solution, giving us exclusive co-marketing opportunities to the ADA’s 160,000 members.

•Again earned the top rating in the G2 Fall Report for Patient Relationship Management, reflecting strong customer satisfaction and trust. Also certified as a Great Place to Work in the U.S. and India for the seventh consecutive year in the U.S. and second in India.
Financial First Quarter and Full Year 2026 Outlook
The company expects to achieve the following financial results for the three months ending March 31, 2026 and the full year ending December 31, 2026:

	First Quarter	Full Year
(in millions)
Total revenue	$64.2 - $64.8	$273.0 - $276.0
Non-GAAP income from operations	$1.0 - $2.0	$8.0 - $12.0
Weighted average share count	78.7	79.9
The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Non-GAAP income (loss) from operations excludes estimates for, among other things, stock-based compensation expense, acquisition transaction costs (as described further below), and amortization of acquisition-related intangible assets. A reconciliation of this non-GAAP financial guidance measure to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because we do not provide guidance on GAAP income (loss) from operations and are not able to present the various reconciling cash and non-cash items between GAAP loss from operations and non-GAAP income (loss) from operations without unreasonable effort. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and are subject to change. The actual amount of these expenses during 2026 will have a significant impact on our future GAAP financial results.
Webcast
The company will host a conference call and webcast for analysts and investors on Thursday, February 19, 2026, beginning at 4:30 p.m. EST.
The live audio webcast and a webcast replay of the conference call can be accessed from the investor relations page of Weave’s website at investors.getweave.com.

About Weave
Weave is a leading AI-powered patient communications and engagement platform purpose-built for small and medium-sized healthcare practices. Operating at the center of patient interactions, Weave brings together AI agent and staff conversations across voice and text into unified, intelligent workflows that power the entire patient journey. Authorized integrations with practice management systems enable Weave to power critical practice operations, such as scheduling, verification of insurance eligibility, and collecting payments. By embedding AI directly into practice workflows, Weave reduces administrative burden and delivers real-time insights that help practices run smarter and grow with confidence. Serving nearly 40,000 customer locations, Weave was named a 2026 Best Software Awards winner for healthcare software products by G2. To learn more, visit investors.getweave.com.
Non-GAAP Financial Measures
In this press release, Weave has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). We disclose the following historical non-GAAP financial measures in this press release: non-GAAP net income, non-GAAP net income margin, non-GAAP net income per share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP income from operations margin, Adjusted EBITDA and free cash flow. We use these non-GAAP financial measures internally to analyze our financial results and evaluate our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, operating loss, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP net income, non-GAAP net income margin and non-GAAP net income per share
We define non-GAAP net income as GAAP net loss adjusted to exclude stock-based compensation expense, acquisition transaction costs, and amortization of acquisition-related intangible assets, and non-GAAP net income margin as non-GAAP net income as a percentage of revenue. Acquisition transaction costs include legal and any accounting professional services costs incurred as a result of our acquisition during the applicable period. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP net income per share is calculated as non-GAAP net income divided by the diluted weighted average shares outstanding.
Non-GAAP gross profit and non-GAAP gross margin
We define non-GAAP gross profit as GAAP gross profit adjusted to exclude stock-based compensation expense and amortization of acquisition-related intangible assets. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.

Non-GAAP operating expenses
We define non-GAAP operating expenses, in the aggregate or its individual components (i.e., sales and marketing, research and development or general and administrative), as the applicable GAAP operating expenses adjusted to exclude the applicable stock-based compensation expense, acquisition transaction costs, if any, and amortization of acquisition-related intangible assets. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Non-GAAP income (loss) from operations and non-GAAP income (loss) from operations margin
We define non-GAAP income from operations as GAAP loss from operations less stock-based compensation expense, acquisition transaction costs, if any, and amortization of acquisition-related intangible assets. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP income from operations margin is defined as non-GAAP income from operations as a percentage of revenue.
Adjusted EBITDA
We define EBITDA as earnings before interest expense, interest income, other income/expense, income tax benefit (expense), depreciation, and amortization. Our depreciation adjustment includes depreciation on operating fixed assets and we do not adjust for amortization of finance lease right-of-use assets on phone hardware provided to our customers. Our amortization adjustment includes the amortization of capitalized costs from both internal-use software development and cloud computing arrangements. We further adjust EBITDA to exclude stock-based compensation expense, a non-cash item, acquisition transaction costs, which we believe are not reflective of ongoing results of operations in the period incurred and not directly related to the operation of our business, and amortization of acquisition-related intangible assets. Although we exclude the amortization of acquisition-related intangible assets from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We believe that Adjusted EBITDA provides management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations. Additionally, management uses Adjusted EBITDA to measure our financial and operational performance and prepare our budgets.
Free cash flow
We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software costs. We believe that free cash flow is a useful indicator of liquidity that provides useful information to management and investors, even if negative, as it provides information about the amount of cash consumed by our combined operating and investing activities. For example, as free cash flow has in the past been negative, we have needed to access cash reserves or other sources of capital for these investments.

Limitations and Reconciliation of Non-GAAP Financial Measures
The foregoing non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under U.S. GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under U.S. GAAP. For example, the non-GAAP financial information presented above may be determined or calculated differently by other companies and may not be directly comparable to that of other companies. In addition, free cash flow does not reflect our future contractual commitments and the total increase or decrease of our cash balance for a given period. Further, Adjusted EBITDA excludes some costs, namely, non-cash stock-based compensation expense, acquisition transaction costs, and amortization of acquisition-related intangible assets. Therefore, Adjusted EBITDA does not reflect the non-cash impact of stock-based compensation expense or working capital needs that will continue for the foreseeable future. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures and to no rely on any single financial measure to evaluate our business.
Supplemental Financial Information
Dollar-Based Net Revenue Retention (“NRR”)
For retention rate calculations, we use adjusted monthly revenue (“AMR”), which is calculated for each location as the sum of (i) the subscription component of revenue for each month and (ii) the average of the trailing three-month recurring payments revenue. To calculate our NRR, we first identify the cohort of locations (the “Base Locations”) that were active in a particular month (the “Base Month”). We then divide AMR for the Base Locations in the same month of the subsequent year by AMR in the Base Month to derive a monthly NRR. We derive our annual NRR as of any date by taking a weighted average of the monthly net retention rates over the trailing twelve months before such date.
Dollar-Based Gross Revenue Retention (“GRR”)
To calculate our GRR, we first identify the Base Locations that were under subscription in the Base Month. We then calculate the effect of reductions in revenue from customer location terminations by measuring the amount of AMR in the Base Month for Base Locations still under subscription twelve months subsequent to the Base Month (the “Remaining AMR”). We then divide the Remaining AMR for the Base Locations by AMR in the Base Month for the Base Locations to derive a monthly gross retention rate. We calculate GRR as of any date by taking a weighted average of the monthly gross retention rates over the trailing twelve months prior to such date. GRR reflects the effect of customer locations that terminate their subscriptions, but does not reflect changes in revenue due to revenue expansion, revenue contraction, or the addition of new customer locations.
Number of customer locations disclosed above includes the impact of the acquisition of TrueLark in May 2025. Dollar-based net retention rate and dollar-based gross retention rate exclude the impact of the acquisition of TrueLark as the relevant inputs to the calculation require trailing twelve months of data to calculate.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, current estimates of full year 2026 revenue and non-GAAP income from operations, and the quotations of our Chief Executive Officer.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the ability of Weave to successfully integrate our acquisition of TrueLark and to achieve expected benefits from the acquisition; our ability to attract new customers, retain existing customers and increase our customers’ use of our platform; our ability to manage our growth; the impact of unfavorable economic conditions and macroeconomic uncertainties on our company; our ability to maintain and enhance our brand and increase market awareness of our company, platform and products; customer adoption of our platform and products and enhancements thereto; customer acquisition costs and sales and marketing strategies; our ability to achieve profitability in any future period; competition; our ability to enhance our platform and products, including timely introducing our voice-enabled AI Receptionist across all vertical markets; interruptions in service; and the risks described in the filings we make from time to time with the Securities and Exchange Commission (“SEC”), including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 6, 2025, which should be read in conjunction with our financial results and forward-looking statements and is available on the SEC Filings section of the Investor Relations page of our website at investors.getweave.com.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Channels for Disclosure of Information
Weave uses the investor relations page on our website (investors.getweave.com), blog posts on our website, press releases, public conference calls, webcasts, our X (Twitter) feed (@getweave), our Facebook page, and our LinkedIn page as the means of complying with our disclosure obligations under Regulation FD. We encourage investors, the media, and others to follow the channels listed above, in addition to following Weave’s press releases, SEC filings, and public conference calls and webcasts, and to review the information disclosed through such channels.
Investor Relations Contact
ir@getweave.com

Media Contact
Natalie House
Senior Director of Content & Communications
pr@getweave.com

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$54,959	$51,596
Short-term investments	26,761	47,534
Accounts receivable, net	4,347	3,743
Deferred contract costs, net	13,309	11,568
Prepaid expenses and other current assets	5,618	6,298
Total current assets	104,994	120,739
Non-current assets:
Property and equipment, net	9,212	8,443
Operating lease right-of-use assets	33,779	37,516
Finance lease right-of-use assets	10,490	10,650
Deferred contract costs, net, less current portion	11,163	9,487
Intangible assets, net	7,134	—
Goodwill	29,465	—
Other non-current assets	1,731	2,091
TOTAL ASSETS	$207,968	$188,926
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,262	$8,276
Accrued and other current liabilities	27,919	17,638
Deferred revenue	38,051	39,987
Current portion of operating lease liabilities	4,658	4,119
Current portion of finance lease liabilities	6,706	6,600
Total current liabilities	84,596	76,620
Non-current liabilities:
Other long-term liabilities	200	—
Operating lease liabilities, less current portion	34,554	38,961
Finance lease liabilities, less current portion	6,234	6,377
Total liabilities	125,584	121,958
Stockholders' equity:
Preferred stock, $0.00001 par value per share; 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock, $0.00001 par value per share; 500,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 78,353,381 and 73,225,253 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	401,576	358,549
Accumulated deficit	(319,065)	(291,013)
Accumulated other comprehensive loss	(127)	(568)
Total stockholders' equity	82,384	66,968
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$207,968	$188,926

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$63,403	$54,169	$239,024	$204,314
Cost of revenue	17,333	15,125	66,716	58,432
Gross profit	46,070	39,044	172,308	145,882
Operating expenses:
Sales and marketing	27,528	21,934	102,703	84,612
Research and development	8,200	10,760	44,462	40,231
General and administrative	12,502	13,723	55,753	52,452
Total operating expenses	48,230	46,417	202,918	177,295
Loss from operations	(2,160)	(7,373)	(30,610)	(31,413)
Other income (expense):
Interest income	466	479	1,811	1,851
Interest expense	(400)	(400)	(1,700)	(1,523)
Other income, net	275	650	1,523	2,928
Loss before income taxes	(1,819)	(6,644)	(28,976)	(28,157)
Income tax benefit (expense)	(29)	(67)	924	(189)
Net loss	$(1,848)	$(6,711)	$(28,052)	$(28,346)
Net loss per share - basic and diluted	$(0.02)	$(0.09)	$(0.37)	$(0.40)
Weighted-average common shares outstanding - basic and diluted	78,152,478	72,858,040	76,306,740	71,656,892

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,848)	$(6,711)	$(28,052)	$(28,346)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	2,988	2,848	11,590	11,517
Amortization of operating right-of-use assets	1,082	1,002	4,041	3,951
Amortization of intangible assets	348	—	866	—
Provision for credit losses	338	624	1,112	1,867
Amortization of deferred contract costs	3,892	3,426	14,835	13,418
Loss on disposal of assets	8	—	8	1
Stock-based compensation, net of amount capitalized	3,972	9,135	32,131	32,220
Net accretion of discounts on short-term investments	(152)	(457)	(902)	(2,134)
Changes in operating assets and liabilities:
Accounts receivable	(402)	3,997	(1,609)	(2,099)
Deferred contract costs	(4,636)	(3,773)	(18,252)	(15,304)
Prepaid expenses and other assets	(190)	(1,292)	1,636	373
Accounts payable	1,553	651	(1,091)	3,116
Accrued liabilities	678	(1,132)	7,060	(941)
Operating lease liabilities	(1,098)	(1,007)	(4,172)	(3,970)
Deferred revenue	(288)	(637)	(1,661)	480
Net cash provided by operating activities	6,245	6,674	17,540	14,149
CASH FLOWS FROM INVESTING ACTIVITIES
Maturities of short-term investments	10,600	10,693	58,456	66,438
Purchases of short-term investments	(21,312)	(10,755)	(36,767)	(53,771)
Purchases of property and equipment	(1,122)	(383)	(2,389)	(2,185)
Capitalized internal-use software costs	(726)	(166)	(2,291)	(1,600)
Business acquisitions, net of cash acquired	—	—	(23,855)	—
Net cash provided by (used in) investing activities	(12,560)	(611)	(6,846)	8,882
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases	(1,752)	(1,775)	(7,168)	(7,060)
Proceeds from stock option exercises	5	1,177	754	1,727
Payments for taxes related to net share settlement of equity awards	(1,373)	(4,972)	(2,861)	(18,855)
Stock issuance costs	—	—	(26)	—
Proceeds from the employee stock purchase plan	—	—	1,970	1,997
Net cash used in financing activities	(3,120)	(5,570)	(7,331)	(22,191)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(9,435)	493	3,363	840
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	64,394	51,103	51,596	50,756
CASH AND CASH EQUIVALENTS, END OF PERIOD	$54,959	$51,596	$54,959	$51,596
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$400	$400	$1,700	$1,523
Cash paid during the period for income taxes	$124	$67	$496	$189
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment purchases financed with accounts payable	$28	$28	$28	$28
Finance lease liabilities arising from obtaining finance lease right-of-use assets	$1,651	$2,148	$7,131	$7,395
Operating lease liabilities arising from obtaining operating lease right-of-use assets	304	—	$304	$149
Unrealized gain on short-term investments	$—	$(40)	$14	$(21)
Stock-based compensation included in capitalized software development costs	$115	$34	$396	$34
Equity issued as consideration in business combinations	$—	$—	$10,041	$—
Consideration withheld for indemnification liabilities related to business combinations	$1,789	$—	$1,789	$—

WEAVE COMMUNICATIONS, INC
DISAGGREGATED REVENUE AND COST OF REVENUE
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Subscription and payment processing:
Revenue	$60,589	$52,126	$228,769	$196,106
Cost of revenue	(13,007)	(11,403)	(50,583)	(43,567)
Gross profit	$47,582	$40,723	$178,186	$152,539
Gross margin	78.5%	78.1%	77.9%	77.8%

Onboarding:
Revenue	$921	$799	$3,463	$3,547
Cost of revenue	(2,451)	(1,923)	(8,757)	(7,793)
Gross profit	$(1,530)	$(1,124)	$(5,294)	$(4,246)
Gross margin	(166.1)%	(140.7)%	(152.9)%	(119.7)%

Phone Hardware:
Revenue	$1,893	$1,244	$6,792	$4,661
Cost of revenue	(1,875)	(1,799)	(7,376)	(7,072)
Gross profit	$18	$(555)	$(584)	$(2,411)
Gross margin	1.0%	(44.6)%	(8.6)%	(51.7)%

WEAVE COMMUNICATIONS, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below.

Non-GAAP gross profit
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Gross profit	$46,070	$39,044	$172,308	$145,882
Stock-based compensation	194	294	894	1,014
Amortization of acquisition-related intangibles	215	—	535	—
Non-GAAP gross profit	$46,479	$39,338	$173,737	$146,896
GAAP gross margin	72.7%	72.1%	72.1%	71.4%
Non-GAAP gross margin	73.3%	72.6%	72.7%	71.9%

Non-GAAP operating expenses
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Sales and marketing	$27,528	$21,934	$102,703	$84,612
Stock-based compensation	(1,735)	(1,977)	(7,510)	(6,582)
Amortization of acquisition-related intangibles	(133)	—	(331)	—
Acquisition transaction costs[1]	(16)	—	(16)	—
Non-GAAP sales and marketing	$25,644	$19,957	$94,846	$78,030

Research and development	$8,200	$10,760	$44,462	$40,231
Stock-based compensation	736	(2,450)	(8,806)	(8,374)
Acquisition transaction costs[1]	(19)	—	(116)	—
Non-GAAP research and development	$8,917	$8,310	$35,540	$31,857

General and administrative	$12,502	$13,723	$55,753	$52,452
Stock-based compensation	(2,779)	(4,414)	(14,921)	(16,250)
Acquisition transaction costs[1]	(106)	—	(1,564)	—
Non-GAAP general and administrative	$9,617	$9,309	$39,268	$36,202

Non-GAAP income from operations
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Loss from operations	$(2,160)	$(7,373)	$(30,610)	$(31,413)
Stock-based compensation	3,972	9,135	32,131	32,220
Acquisition transaction costs[1]	141	—	1,696	—
Amortization of acquisition-related intangibles	348	—	866	—
Non-GAAP income from operations	$2,301	$1,762	$4,083	$807
GAAP loss from operations margin	(3.4)%	(13.6)%	(12.8)%	(15.4)%
Non-GAAP income from operations margin	3.6%	3.3%	1.7%	0.4%

Non-GAAP net income
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(1,848)	$(6,711)	$(28,052)	$(28,346)
Stock-based compensation	3,972	9,135	32,131	32,220
Acquisition transaction costs[1]	141	—	1,696	—
Amortization of acquisition-related intangibles	348	—	866	—
Non-GAAP net income	$2,613	$2,424	$6,641	$3,874
GAAP net loss margin	(2.9)%	(12.4)%	(11.7)%	(13.9)%
Non-GAAP net income margin	4.1%	4.5%	2.8%	1.9%

GAAP net loss per share - basic and diluted	$(0.02)	$(0.09)	$(0.37)	$(0.40)
GAAP weighted-average common shares outstanding - basic and diluted	78,152,478	72,858,040	76,306,740	71,656,892

Non-GAAP net income per share - basic	$0.03	$0.03	$0.09	$0.05
Non-GAAP weighted-average common shares outstanding - basic	78,152,478	72,858,040	76,306,740	71,656,892

Non-GAAP net income per share - diluted	$0.03	$0.03	$0.08	$0.05
Non-GAAP weighted-average common shares outstanding - diluted	83,111,638	76,863,082	81,084,282	75,558,697

Free Cash Flow
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$6,245	$6,674	$17,540	$14,149
Less: Purchases of property and equipment	(1,122)	(383)	(2,389)	(2,185)
Less: Capitalized internal-use software costs	(726)	(166)	(2,291)	(1,600)
Free cash flow	$4,397	$6,125	$12,860	$10,364

Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(1,848)	$(6,711)	$(28,052)	$(28,346)
Interest expense	400	400	1,700	1,523
Income tax expense (benefit)	29	67	(924)	189
Interest income	(466)	(479)	(1,811)	(1,851)
Other income net	(275)	(650)	(1,523)	(2,928)
Depreciation	525	487	2,071	2,189
Amortization	496	392	1,901	1,541
Stock-based compensation	3,972	9,135	32,131	32,220
Amortization of acquisition-related intangibles	348	—	866	—
Acquisition transaction costs[1]	141	—	1,696	—
Adjusted EBITDA	$3,322	$2,641	$8,055	$4,537

1 Represents expenses incurred with third parties as part of the Company’s acquisition activity, including due diligence, closing, and post-closing integration activities.